Exhibit 99.1

          PARKWAY PROPERTIES, INC. REPORTS 2005 SECOND QUARTER RESULTS

    JACKSON, Miss., Aug. 1 /PRNewswire-FirstCall/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its second quarter ended June 30, 2005.
    (Logo: http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO )

    Consolidated Financial Results

    - Net income available to common shareholders for the three months ended June 30, 2005 was $2,291,000 ($.16 per diluted share) compared to $4,395,000
($.39 per diluted share) for the three months ended June 30, 2004. Net income available to common shareholders for the six months ended June 30, 2005 was $6,780,000 ($.48 per diluted share) compared to $8,516,000 ($.76 per diluted share) for the six months ended June 30, 2004. A gain on the sale of joint venture interest of $1,331,000 and an impairment loss on land of $340,000 were included in net income available to common stockholders for the three months and six months ended June 30, 2005. A gain on a note receivable of $774,000 was included in net income available to common stockholders for the six months ended June 30, 2004.

    - Funds from operations ("FFO") applicable to common shareholders totaled $15,782,000 ($1.09 per diluted share) for the three months ended June 30, 2005 compared to $13,086,000 ($1.10 per diluted share) for the three months ended June 30, 2004. FFO totaled $31,596,000 ($2.19 per diluted share) for the six months ended June 30, 2005 compared to $25,218,000 ($2.14 per diluted share) for the six months ended June 30, 2004. An impairment loss on land of $340,000 ($.02 per diluted share) was included in FFO for the three months and six months ending June 30, 2005, and a gain on a note receivable of $774,000 ($.06 per diluted share) was included in FFO for the six months ending June 30, 2004.

    - Funds available for distribution ("FAD") totaled $6,635,000 for the three months ended June 30, 2005 compared to $4,894,000 for the three months ended June 30, 2004. FAD totaled $15,511,000 for the six months ended June 30, 2005 compared to $13,801,000 for the six months ended June 30, 2004.

    Acquisitions and Sales

    - On June 16, 2005, the Company closed the previously announced joint venture of Maitland 200 with Rubicon America Trust ("Rubicon"), an Australian listed property trust. Maitland 200 is a 203,000 square foot, 96.5% leased office property located in Orlando, Florida. The consideration places total building value at $28.4 million. Rubicon acquired an 80% interest in the single purpose entity that owns the property and assumed 100% of the existing
$19.3 million, 4.4% first mortgage. Parkway received a $947,000 acquisition fee at closing and retained management and leasing of the property and a 20% ownership interest. Parkway recognized a gain for financial reporting purposes on the transfer of the 80% interest of $1.3 million in the second quarter. The joint venture is accounted for using the equity method of accounting.

    - The Company has entered into an agreement to sell The Park on Camelback, a 102,000 square foot office, 85% leased office property located in Phoenix, Arizona, to an unrelated third party. The gross sales price for the property is $17.5 million and the estimated gain for financial reporting purposes on the sale is approximately $4 million. Subject to due diligence, the Company expects to close the sale in the third quarter of 2005. In accordance with GAAP, The Park on Camelback has been classified as an office property held for sale, and all current and prior period income from the office property has been classified as discontinued operations.

    - On July 26, 2005, the Company purchased Forum I, a 162,000 square foot, eight-story Class A office building in the East submarket of Memphis, Tennessee. The property is currently 87% leased and was acquired for $19.25 million plus $1.9 million in closing costs and anticipated capital expenditures and leasing costs during the first two years of ownership. The purchase was funded with the Company's existing lines of credit and the assumption of an existing first mortgage of approximately $11.7 million.

    Operations and Leasing

    - Parkway's customer retention rate for the three months ending June 30, 2005 was 78.4% compared to 72.2% for the quarter ending March 31, 2005 and 70.9% for the quarter ending June 30, 2004. Customer retention for the six months ending June 30, 2005 was 76% compared to 70% for the six months ending June 30, 2004.

    - As of July 1, 2005, occupancy of the office portfolio was 90.4% compared to 90.6% as of April 1, 2005 and 89.7% as of July 1, 2004. Not included in the July 1, 2005 occupancy rate are 30 signed leases totaling 112,000 square feet, which commence during the third and fourth quarters of 2005. After adjusting for the additional leasing, the percentage leased would increase to 91.3%.

    - During the quarter ending June 30, 2005, leases were renewed or expanded on 610,000 net rentable square feet at an average rental rate decrease of 4.3% and a cost of $2.22 per square foot per year of the lease term in committed tenant improvements and leasing commissions. The 6-year, 155,000 square foot renewal of Schlumberger Technology at the Schlumberger building in Houston, Texas is included in total leases renewed or expanded for the quarter. New leases were signed during the quarter on 143,000 net rentable square feet at a cost of $3.46 per square foot per year of the lease term in committed tenant improvements and leasing commissions.

    - Same store assets produced a decrease in net operating income ("NOI") of $434,000 or 2.25% for the three months ended June 30, 2005 compared to the same period of the prior year. Without the impact of straight line rents and amortization of above and below market rents, the decrease in same store NOI for the three months ended June 30, 2005 would have been 2.97%. The decrease in same store NOI for the three months ended June 30, 2005 compared to the same period of 2004 was due primarily to a decrease in lease termination fee income. Same store NOI for the six months ending June 30, 2004 increased $979,000 or 2.69% compared to the same period of 2004.

    Capital Markets, Financing and Private Equity

    - The Company's previously announced cash dividend of $.65 per share for the quarter ended June 30, 2005 represents a payout of approximately 59.8% of FFO per diluted share. The second quarter dividend was paid on June 29, 2005 and equates to an annualized dividend of $2.60 per share, a yield of 4.9% on the closing stock price on July 29, 2005 of $53.55. This dividend is the 75th consecutive quarterly distribution to Parkway's shareholders of common stock.

    - As of June 30, 2005 the Company's debt-to-total market capitalization ratio was 43.5% compared to 45.5% as of March 31, 2005 and 44.6% as of June 30, 2004.

    - On April 11, 2005 the Viad Joint Venture refinanced its existing $42.5 million mortgage priced at LIBOR plus 260 basis points with a two-year $50 million mortgage priced at LIBOR plus 215 basis points. The new mortgage matures May 12, 2007 and contains three one-year extension options with the first extension at no cost. Parkway's pro rata share of this mortgage is 30%.

    - On June 17, 2005 the Jackson Joint Venture refinanced its existing 5.84%, $11.2 million mortgage with a 10-year, 5.84%, $12.6 million mortgage. The mortgage is interest only for four years and matures July 1, 2015. Parkway's pro rata share of this mortgage is 20%.

    - In connection with the purchase of Forum I in Memphis, Tennessee on July 26, 2005, Parkway assumed an $11.7 million fixed rate mortgage, of which $5 million is recourse debt. The mortgage matures in June 2011 and bears interest at 7.31%. In accordance with generally accepted accounting principles, the mortgage will be recorded at approximately $12.8 million to reflect the fair value of the financial instrument based on the rate of 5.25% on the date of purchase.

    - On July 6, 2005, Parkway signed a limited partnership agreement forming a $500 million discretionary fund with Ohio Public Employees Retirement System (Ohio PERS) for the purpose of acquiring high-quality multi-tenant office properties. Ohio PERS will be a 75% investor and Parkway will be a 25% investor in the fund, which will be capitalized with approximately $200 million of equity capital and $300 million of non-recourse, fixed-rate first mortgage debt. The fund will target acquisitions in the existing core Parkway markets of Houston, Phoenix, Atlanta, Chicago, Charlotte, Orlando, Tampa/St. Petersburg, Ft. Lauderdale and Jacksonville. While the Company anticipates that assets will be acquired for the fund before the end of 2005, the full economic benefit of the fund will not be realized until 2006.

    The fund will target properties with a cash on cash return greater than 7% and a leveraged internal rate of return of greater than 11%. Parkway will serve as the general partner of the fund and will provide asset management, property management, leasing and construction management services to the fund, for which it will be paid market-based fees. After each partner has received a 10% annual cumulative preferred return and a return of invested capital, 20% of the excess cash flow will be paid to the general partner and 80% will be paid to the limited partners. Through its general partner and limited partner ownership interests, Parkway may receive a distribution of the cash flow equivalent to 40%. Parkway will have three years to identify and acquire properties for the fund (the "Commitment Period"), with funds contributed as needed to close acquisitions. Parkway will exclusively represent the fund in making acquisitions within the target markets and within certain predefined criteria. Parkway will not be prohibited from making fee-simple or joint venture acquisitions in markets outside of the target markets, acquiring properties within the target markets that do not meet the fund's specific criteria or selling or joint venturing any currently owned properties. The term of the fund will be seven years from the expiration of the Commitment Period, with provisions to extend the term for two additional one-year periods.

    - To protect against the potential for rapidly rising interest rates, the Company entered an interest rate swap agreement with PNC Bank on July 22, 2005. The interest rate swap is for a $40 million notional amount and fixes the 30-day LIBOR interest rate at 4.36%, which equates to a total interest rate of 5.685%, for the period January 1, 2006 through December 31, 2008. The swap agreement serves as a hedge of the variable interest rates on borrowings under the Company's $190 million line of credit.

    Outlook for 2005

    The Company is forecasting FFO per diluted share of $4.35 to $4.45 and earnings per diluted share ("EPS") of $1.21 to $1.31 for 2005. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:

Guidance for 2005                                                    Range
-------------------------------------------------------------   ---------------
Fully diluted EPS                                                $1.21 - $1.31
Plus:  Real estate depreciation and amortization                 $3.41 - $3.41
Plus:  Depreciation on unconsolidated joint ventures             $0.07 - $0.07
Plus:  Diluted share adjustment for
 convertible preferred                                           $0.09 - $0.09
Less:  Minority interest depreciation
 and amortization                                               ($0.05 - $0.05)
Less:  Gain on sale of real estate
 and joint venture interest                                     ($0.38 - $0.38)
Fully diluted FFO per share                                      $4.35 - $4.45

    The following assumptions were used in making this forecast:

     -  Occupancy in the range of 90% to 92% over the next six months;
     - Same store net operating income increase for the next six months of zero to 2%;
     -  Average interest rate of 5.125% on non-hedged, floating rate debt;
     - Sale of The Park on Camelback for net proceeds of $17 million and an estimated gain of $4 million on September 1, 2005;
     - Proceeds from the Maitland joint venture plus additional borrowings on bank lines of credit are assumed to fund the purchase of additional office properties totaling $40 million at an 8% cap rate on November 1, 2005; and,
     - No equity offerings, additional joint ventures of existing assets or asset acquisitions for the fund are projected in the remainder of 2005.

    Steven G. Rogers, President and Chief Executive Officer, stated, "Our overall results for the quarter were mixed. Leasing activity was brisk, however our occupancy lagged expectations. We believe better results will follow as continued job growth reduces office vacancies. The formation of a discretionary fund with Ohio PERS provides an early start to achieving the goals of our new strategic plan, GEAR UP, which we are formally announcing this quarter. Additionally, I am pleased to report the orderly transition of CFO duties between Will Flatt and Sarah Clark."

    Additional Information
    January 1, 2003 marked the beginning of Parkway's VALUE Square Operating Plan, which will span the three-year period ending December 31, 2005. This plan reflects the employees' commitment to create Value for its shareholders while holding firm to the core Values as espoused in the Parkway Commitment to Excellence. The Company plans to create value by Venturing with best partners, Asset recycling, Leverage neutral growth, Uncompromising focus on operations, and providing an Equity return to its shareholders that is 10% greater than that of its peer group, the NAREIT Office Index. Equity return is defined as growth in FFO per diluted share.

    Upon the completion of the VALUE Square Plan December 31, 2005, the Company expects to initiate a new operating plan that will be referred to as the "GEAR UP" Plan. The plan reflects the Company's commitment to "Raise the Bar" in delivering exceptional value to its shareholders. The Company plans to accomplish this by hiring, training and retaining Great people; expanding the use of Private Equity such as through discretionary funds in addition to the existing focus on joint ventures; continuing to focus on Asset Recycling with an added emphasis on the thoughtful, orderly disposition of select assets and/or select markets; maintaining the commitment to Customer Retention through delivery of exceptional customer service; and maintaining the Uncompromising Focus on Operations that has been a part of the Parkway culture for many years. We believe that focusing on these goals will allow Parkway to deliver superior Performance to our shareholders. The Company will be announcing additional details of the new strategic plan in November 2005.

    The Company will conduct a conference call to discuss the results of its second quarter operations on Tuesday, August 2, 2005, at 10:00 a.m. ET. The number for the conference call is 800-967-7134. A taped replay of the call can be accessed 24 hours a day through August 12, 2005 by dialing 888-203-1112 and using the pass code of 4778621. An audio replay will be archived and indexed in the investor relations section of the Company's website at http://www.pky.com. A copy of the Company's 2005 second quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "2Q Call" icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.

    Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's second quarter 2005 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, is available on the Company's website.

    About Parkway Properties
    Parkway Properties, Inc. is a self-administered real estate investment trust specializing in the operations, acquisition, ownership, management, and leasing of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 65 office properties located in 11 states with an aggregate of approximately 12,036,000 square feet of leasable space as of August 1, 2005. The Company also offers fee based real estate services through its wholly owned subsidiary, Parkway Realty Services, to its owned properties and to its third party and minority interest properties.

    Certain statements in this release that are not in the present tense or discuss the Company's expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership of real property; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward- looking statements. The Company does not undertake to update forward-looking statements.

     Parkway Properties, Inc.            FOR FURTHER INFORMATION:
     188 E. Capitol Street, Suite 1000   Steven G. Rogers
     Jackson, MS 39201-2195              President & Chief Executive Officer
     www.pky.com                         William R. Flatt
     (601) 948-4091                      Chief Financial Officer

                            PARKWAY PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                         June 30       December 31
                                                           2005           2004
                                                      -------------   -------------
                                                       (Unaudited)
Assets
Real estate related investments:
  Office and parking properties                       $   1,150,201   $     959,279
  Office property held for sale                              12,437               -
  Parking development                                             -           4,434
  Accumulated depreciation                                 (161,873)       (142,906)
                                                          1,000,765         820,807

  Land available for sale                                     1,467           3,528
  Investment in unconsolidated joint
   ventures                                                  13,833          25,294
                                                          1,016,065         849,629

Rents receivable and other assets                            61,489          42,448
Intangible assets, net                                       61,604          38,034
Cash and cash equivalents                                     1,093           1,077
                                                      $   1,140,251   $     931,188
Liabilities
Notes payable to banks                                $     149,616   $     104,618
Mortgage notes payable without
 recourse                                                   438,286         353,975
Accounts payable and other
 liabilities                                                 55,174          42,468
Subsidiary redeemable preferred
 membership interests                                        10,741          10,741
                                                            653,817         511,802
Minority Interest
Minority Interest - unit holders                                 39              39
Minority Interest - real estate
 partnerships                                                 3,808           3,699
                                                              3,847           3,738

Stockholders' Equity
8.34% Series B Cumulative Convertible
 Preferred stock, $.001 par value,
 2,142,857 shares authorized, 803,499
 shares issued and outstanding                               28,122          28,122
8.00% Series D Preferred stock, $.001
 par value, 2,400,000 shares authorized,
 issued and outstanding                                      57,976          57,976
Common stock, $.001 par value, 65,057,143
 shares authorized, 14,102,549 and 12,464,817
 shares issued and outstanding in 2005 and
 2004, respectively                                              14              12
Common stock held in trust, at cost,
 130,000 shares                                              (4,400)         (4,400)
Additional paid-in capital                                  387,595         310,455
Unearned compensation                                        (3,242)         (4,122)
Accumulated other comprehensive
 income (loss)                                                  111            (226)
Retained earnings                                            16,411          27,831
                                                            482,587         415,648
                                                      $   1,140,251   $     931,188

                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                            Three Months Ended
                                                                 June 30
                                                      -----------------------------
                                                          2005             2004
                                                      -------------   -------------
                                                                (Unaudited)
Revenues
Income from office and parking
 properties                                           $      48,113   $      39,702
Management company income                                     1,231             431
Other income                                                    106               3
                                                             49,450          40,136

Expenses
Office and parking properties:
  Operating expense                                          22,408          18,328
  Interest expense:
    Contractual                                               6,559           4,805
    Subsidiary redeemable preferred
     membership interests                                       188             267
    Amortization of loan costs                                  195             159
  Depreciation and amortization                              14,731           8,217
Operating expense for other real
 estate properties                                                1              10
Interest expense on bank notes:
  Contractual                                                 1,716             930
  Amortization of loan costs                                    126             103
  Management company expenses                                   123              96
  General and administrative                                    832             933
                                                             46,879          33,848

Income before equity in earnings,
 gain, minority interest and
 discontinued operations                                      2,571           6,288

Equity in earnings of unconsolidated
 joint ventures                                                 250             367
Gain on sale of joint venture
 interest and real estate                                       991               -
Minority interest - unit holders                                  -              (1)
Minority interest - real estate
 partnerships                                                   (16)            101

Income before discontinued operations                         3,796           6,755

Discontinued operations:
  Income from discontinued operations                           281             203

Net Income                                                    4,077           6,958

Dividends on preferred stock                                 (1,200)         (1,200)
Dividends on convertible preferred stock                       (586)         (1,363)
Net income available to common
 stockholders                                         $       2,291   $       4,395

Net income per common share:
Basic:
  Income from continuing operations                   $        0.14   $        0.38
  Discontinued operations                                      0.02            0.02
  Net income                                          $        0.16   $        0.40
Diluted:
  Income from continuing operations                   $        0.14   $        0.37
  Discontinued operations                                      0.02            0.02
  Net income                                          $        0.16   $        0.39

Dividends per common share                            $        0.65   $        0.65

Weighted average shares outstanding:
  Basic                                                      14,080          11,085
  Diluted                                                    14,250          11,258

                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                             Six Months Ended
                                                                 June 30
                                                      -----------------------------
                                                          2005             2004
                                                      -------------   -------------
                                                               (Unaudited)
Revenues
Income from office and parking properties             $      94,846   $      76,110
Management company income                                     2,282             837
Other income and deferred gains                                 241              17
                                                             97,369          76,964

Expenses
Office and parking properties:
  Operating expense                                          43,405          35,688
  Interest expense:
    Contractual                                              13,004           9,317
    Subsidiary redeemable preferred
     membership interests                                       373             267
    Prepayment expenses                                           -             271
    Amortization of loan costs                                  343             248
Depreciation and amortization                                25,933          15,801
Operating expense for other real
 estate properties                                                2              20
Interest expense on bank notes:
  Contractual                                                 2,797           1,764
  Amortization of loan costs                                    250             215
Management company expenses                                     358             172
General and administrative                                    2,550           1,967
                                                             89,015          65,730

Income before equity in earnings,
 gain, minority interest and
 discontinued operations                                      8,354          11,234

Equity in earnings of unconsolidated
 joint ventures                                                 765           1,110
Gain on sale of joint venture
 interest, real estate and note
 receivable                                                     991             774
Minority interest - unit holders                                 (1)             (1)
Minority interest - real estate
 partnerships                                                  (321)            123

Income before discontinued operations                         9,788          13,240

Discontinued operations:
  Income from discontinued operations                           565             448

Net Income                                                   10,353          13,688

Dividends on preferred stock                                 (2,400)         (2,400)
Dividends on convertible preferred stock                     (1,173)         (2,772)

Net income available to common
 stockholders                                         $       6,780   $       8,516

Net income per common share:
Basic:
  Income from continuing operations                   $        0.44   $        0.74
  Discontinued operations                                      0.04            0.04
  Net income                                          $        0.48   $        0.78
Diluted:
  Income from continuing operations                   $        0.44   $        0.72
  Discontinued operations                                      0.04            0.04
  Net income                                          $        0.48   $        0.76

Dividends per common share                            $        1.30   $        1.30

Weighted average shares outstanding:
  Basic                                                      13,994          10,974
  Diluted                                                    14,168          11,178

                            PARKWAY PROPERTIES, INC.
                   RECONCILIATION OF FUNDS FROM OPERATIONS AND
                 FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
        FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                      (In thousands, except per share data)

                                                  Three Months Ended              Six Months Ended
                                                       June 30                       June 30
                                             ---------------------------   ---------------------------
                                                 2005           2004           2005          2004
                                             ------------   ------------   ------------   ------------
                                                     (Unaudited)                   (Unaudited)
Net Income                                   $      4,077   $      6,958   $     10,353   $     13,688

Adjustments to Net Income:
  Preferred Dividends                              (1,200)        (1,200)        (2,400)        (2,400)
  Convertible Preferred Dividends                    (586)        (1,363)        (1,173)        (2,772)
  Depreciation and Amortization                    14,731          8,217         25,933         15,801
  Depreciation and Amortization -
   Discontinued Operations                             49             73            121            118
  Minority Interest Depreciation and
   Amortization                                      (190)          (164)          (423)          (326)
  Adjustments for Unconsolidated Joint
   Ventures                                           232            565            515          1,108
  Minority Interest - Unit Holders                      -              -              1              1
  Gain on Sale of Joint
   Venture Interest                                (1,331)             -         (1,331)             -
Funds From Operations Applicable to
 Common Shareholders (1)                     $     15,782   $     13,086   $     31,596   $     25,218

Funds Available for Distribution
  Funds From Operations Applicable to
   Common Shareholders                       $     15,782   $     13,086   $     31,596   $     25,218
  Add (Deduct):
  Adjustments for Unconsolidated
   Joint Ventures                                    (491)          (664)          (666)        (1,084)
  Adjustments for Minority Interest in
   Real Estate Partnerships                            32             39             69             78
  Straight-line Rents                                (897)          (640)        (2,410)          (944)
  Straight-line Rents - Discontinued
   Operations                                         (22)            34            (47)            33
  Amortization of Above/Below Market
   Leases                                             283             55            867            131
  Amortization of Restricted Shares and
   Share Equivalents                                  (44)           196            167            393
  Capital Expenditures:
    Building Improvements                          (1,997)        (1,387)        (3,526)        (1,863)
    Tenant Improvements - New Leases               (1,993)        (3,927)        (4,569)        (4,527)
    Tenant Improvements -
     Renewal Leases                                (2,409)          (730)        (3,617)        (1,304)
    Leasing Costs - New Leases                       (748)          (776)        (1,156)        (1,572)
    Leasing Costs - Renewal Leases                   (861)          (392)        (1,197)          (758)
Funds Available for Distribution (1)         $      6,635   $      4,894   $     15,511   $     13,801

Diluted Per Common Share/Unit
 Information (**)
  FFO per share                              $       1.09   $       1.10   $       2.19   $       2.14
  Dividends paid                             $       0.65   $       0.65   $       1.30   $       1.30
  Dividend payout ratio for FFO                     59.78%         59.06%         59.40%         60.74%
  Weighted average shares/units
   outstanding                                     15,055         13,128         14,973         13,077

Other Supplemental Information
  Upgrades on Acquisitions                   $      1,752   $      2,125   $      3,237   $      3,960
  Gain (Loss) on Non
   Depreciable Assets                        $       (340)  $          -   $       (340)  $        774

**Information for Diluted
   Computations:
  Convertible Preferred Dividends            $        586   $      1,363   $      1,173   $      2,772
  Basic Common Shares/Units Outstanding            14,081         11,086         13,995         10,976
  Convertible Preferred Shares
   Outstanding                                        803          1,868            803          1,898
  Dilutive Effect of Stock Options,
   Warrants and Deferred Share Units                  171            174            175            203

(1) Funds from operations ("FFO") applicable to common shareholders and funds available for distribution ("FAD") are included herein because we believe that these measures are helpful to investors and our management as measures of the performance of an equity REIT. These measures, along with cash flow from operating, financing and investing activities, provide investors with an indication of our ability to incur and service debt, to pay dividends, to make capital expenditures and to fund other cash needs.

Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

There is not a standard definition established for FAD. Therefore, our measure of FAD may not be comparable to FAD reported by other REITs. We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

                            PARKWAY PROPERTIES, INC.
                    CALCULATION OF EBITDA AND COVERAGE RATIOS
        FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                 (In thousands)

                                                         Three Months Ended              Six Months Ended
                                                               June 30                       June 30
                                                     ---------------------------   ---------------------------
                                                         2005           2004           2005           2004
                                                     ------------   ------------   ------------   ------------
                                                             (Unaudited)                   (Unaudited)
Net Income                                           $      4,077   $      6,958   $     10,353   $     13,688

Adjustments to Net Income:
  Interest Expense                                          8,463          6,002         16,174         11,348
  Amortization of Financing Costs                             321            262            593            463
  Prepayment Expenses - Early
   Extinguishment of Debt                                       -              -              -            271
  Depreciation and Amortization                            14,780          8,290         26,054         15,919
  Amortization of Deferred Compensation                       (44)           196            167            393
  Net Gain on Non Depreciable Assets and
   Sale of Joint Venture Interest                            (991)             -           (991)          (774)
  Tax Expenses                                                 27              -             55              -
  EBITDA Adjustments - Unconsolidated
   Joint Ventures                                             598          1,442          1,290          2,868
  EBITDA Adjustments - Minority Interest
   in Real Estate Partnerships                               (484)          (439)        (1,074)          (975)
EBITDA (1)                                           $     26,747   $     22,711   $     52,621   $     43,201

Interest Coverage Ratio:
EBITDA                                               $     26,747   $     22,711   $     52,621   $     43,201

Interest Expense:
  Interest Expense                                   $      8,463   $      6,002   $     16,174   $     11,348
Capitalized Interest                                          (52)             -             52              -
Interest Expense - Unconsolidated
 Joint Ventures                                               329            714            695          1,439
Interest Expense - Minority Interest
 in Real Estate Partnerships                                 (288)          (268)          (639)          (637)
Total Interest Expense                               $      8,452   $      6,448   $     16,282   $     12,150

Interest Coverage Ratio                                      3.16           3.52           3.23           3.56

Fixed Charge Coverage Ratio:
EBITDA                                               $     26,747   $     22,711   $     52,621   $     43,201

Fixed Charges:
  Interest Expense                                   $      8,452   $      6,448   $     16,282   $     12,150
  Preferred Dividends                                       1,786          2,563          3,573          5,172
  Preferred Distributions -
   Unconsolidated Joint Ventures                                -            126             21            247
  Principal Payments (Excluding Early
   Extinguishment of Debt)                                  3,882          2,968          8,094          5,818
  Principal Payments - Unconsolidated
   Joint Ventures                                              19            157             87            311
  Principal Payments - Minority Interest
   in Real Estate Partnerships                               (129)          (101)          (315)          (230)
Total Fixed Charges                                  $     14,010   $     12,161   $     27,742   $     23,468

Fixed Charge Coverage Ratio                                  1.91           1.87           1.90           1.84

(1) EBITDA, a non-GAAP financial measure, means operating income before mortgage and other interest expense, income taxes, depreciation and amortization. We believe that EBITDA is useful to investors and Parkway's management as an indication of the Company's ability to service debt and pay cash distributions. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

                            PARKWAY PROPERTIES, INC.
             NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
            THREE MONTHS ENDED JUNE 30, 2005 AND 2004 (In thousands,
                        except number of properties data)

                                                               Net Operating
                                                                  Income                 Occupancy
                             Number of      Percentage     ---------------------   ---------------------
                            Properties   of Portfolio(1)      2005        2004        2005       2004
                            ----------   ---------------   ---------   ---------   ---------   ---------
Same store
 properties (2)                     52             73.33%     18,850   $  19,284        89.7%       88.6%
2004 acquisitions                    1              4.12%      1,060           -        96.6%        N/A
2005 acquisitions                    3             20.91%      5,374           -        90.5%        N/A
Assets sold                          -              1.64%        421       2,090         N/A         N/A
Net Operating Income
from Office and
Parking Properties                  56            100.00%  $  25,705   $  21,374

(1)  Percentage of portFfolio based on 2005 net operating income.

(2) Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended June 30, 2005 and 2004 and excludes properties classified as discontinued operations. Same Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets. The following table is a reconciliation of net income to SSNOI:

                                                         Three Months Ended              Six Months Ended
                                                               June 30                       June 30
                                                     ---------------------------   ---------------------------
                                                         2005           2004           2005           2004
                                                     ------------   ------------   ------------   ------------
Net income                                           $      4,077   $      6,958   $     10,353   $     13,688
Add (Deduct):
Interest expense                                            8,784          6,264         16,767         12,082
Depreciation and amortization                              14,731          8,217         25,933         15,801
Operating expense for other real
 estate properties                                              1             10              2             20
Management company expenses                                   123             96            358            172
General and administrative expenses                           832            933          2,550          1,967
Equity in earnings of unconsolidated
 joint ventures                                              (250)          (367)          (765)        (1,110)
Gain on note receivable, sale of joint
 venture interests and real estate                           (991)             -           (991)          (774)
Minority interest - unit holders                                -              1              1              1
Minority interest - real estate
 partnerships                                                  16           (101)           321           (123)
Income from discontinued operations                          (281)          (203)          (565)          (448)
Management company income                                  (1,231)          (431)        (2,282)          (837)
Other income and deferred gains                              (106)            (3)          (241)           (17)

Net operating income from office and
 parking properties                                        25,705         21,374         51,441         40,422

Less:  Net operating income from non
 same store properties                                     (6,855)        (2,090)       (14,128)        (4,088)

Same Store net operating income                      $     18,850   $     19,284   $     37,313   $     36,334

SOURCE  Parkway Properties, Inc.
    -0-                             08/01/2005
    /CONTACT: Steven G. Rogers, President & Chief Executive Officer, or William R. Flatt, Chief Financial Officer, of Parkway Properties, Inc., +1-601-948-4091/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com/
    /Company News On-Call:  http://www.prnewswire.com/comp/103115.html/
    /Web site:  http://www.pky.com/